[LOGO] Mellon

February 13, 2004



Via Overnight Delivery

Kimberely Dietrich
Product Manager
John Hancock Funds, LLC
101 Huntington Avenue
Boston, MA  02199

Dear Kimberely:


In accordance with our existing transfer agency services agreement, dated June 1, 2002 (the "Agreement") between John Hancock Preferred Income Fund, John Hancock Preferred Income Fund II, John Hancock Patriot Premium Dividend Fund I, John Hancock Patriot Premium Dividend Fund II, John Hancock Patriot Preferred Dividend Fund, John Hancock Patriot Global Dividend Fund, John Hancock Patriot Select Dividend Trust, John Hancock Investors Trust, John Hancock Income Securities Trust, John Hancock Bank And Thrift Opportunity Fund, each a Massachusetts Business Trust or a Maryland corporation (each a "Client" and collectively the "Clients") and Mellon Investor Services LLC, a New Jersey limited liability company ("Mellon"), both Mellon and Clients hereby amend the Agreement to add the following fund to the Agreement under the same terms and conditions: John Hancock Tax-Advantaged Dividend Income Fund.

The fees established for services rendered to John Hancock Tax-Advantaged Dividend Income Fund are listed within the enclosed schedule D hereby attached.

If John Hancock Tax-Advantaged Dividend Income Fund agrees to Mellon providing such services on such terms and conditions, please sign below and return a signed original of this letter to the undersigned.




        --------------------------------
Name:   Susan S. Newton, on behalf of John Hancock Tax-Advantaged Dividend Income Fund
Title:  Senior Vice President and Corporate Secretary
Date:   February 27,2004



        --------------------------------
Name:   Lynore LeConche
Title:  Vice President, on behalf of Mellon Investor Services LLC
Date:   February 27,2004


CC:  Al Ouellette, Senior Attorney and Assistant Secretary

                                  FEE SCHEDULE
                                       TO
                JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND


Initial Term of Agreement:              Eighteen (18)  months

Annual Administrative Fee:                                                                                  $15,000
Annual Dividend Reinvestment Administrative Fee:                                                            $10,000
Annual Fee Per Active Shareholder Account:                                                                    $2.50
Annual Fee Per Inactive Shareholder Account:                                                                  $1.00
Annual Fee Per Dividend Reinvestment Account:                                                                 $4.00

The above fee will be charged for all services listed in Exhibit B and will be subject to the following annual allowances and additional charges:


  Number of active accounts maintained                                                                          500
  Number of option items processed                                                                               50
  Number of restricted items processed                                                                           25
  Number of legal items processed                                                                                25
  Number of  mailings per year (including one enclosure)                                                          1
  Number of cash dividends paid per fiscal year                                                                  12
  Number of semi-annual report mailings                                                                           2
  Number of reports, analyses, list or labels                                                                     6
  Number of Inspectors of Election                                                                                1
  Number of respondent bank omnibus proxies                                                                      15
  Number of certificates issued and book-entry credits                                                           10
  Number of certificates cancelled and book-entry debits                                                        100
  Number of DWACS                                                                                                25
  Number of shareholder telephone calls handled by Interactive Voice Response System
                                                                                                                 50
  Number of shareholder telephone calls transferred out of the IVR to a Customer Service                        300
  Representative
  Number of shareholder written or E-mail inquiries                                                              50
  Number of Investor ServiceDirect? transactions                                                                 50
  Number of state mandated due diligence mailings for lost property, as required
                                                                                                                 25
  Number of SEC mandated lost shareholder database searches                                                      25

To the extent the above annual allowances are exceeded, the following unit fees will apply:

                  For each active account maintained (per year)                                $2.50
                  For each inactive account maintained                     40% of active account fee
                  For each option issued                                                      $25.00
                  For each legal item processed                                               $50.00
                  Mailings                                                              See Attached
                  Lists / Labels / Analyses                                             See Attached
                  For each additional Inspector of Election                                $1,500.00
                  For each respondent bank omnibus proxy                                     $100.00
                  For each DWAC delivery                                                      $25.00
                  For each certificate issued or cancelled                                     $2.00
                  For each book-entry credit or debit posted                                   $1.50
                  For each shareholder telephone call via CSR                                  $5.25
                  For each shareholder telephone call via IVR                                  $1.50
                  For each correspondence responding to a shareholder                         $15.00
                  For each Investor ServiceDirect transaction                                  $1.50
                  For each stop maintained on a lost certificate (per month)                   $0.05
                  For each stop removed from a lost certificate                                $0.05
                  For each stop placed on or removed from a restricted security               $50.00


For the purposes of this amended agreement the following definitions apply:

1. Investor ServiceDirect (ISD) transactions will include any shareholder transaction initiated through ISD including, but not limited to, the following:

                  Purchasing or selling shares

                  Duplicate 1099 requests

                  Updating or changing consent to electronic delivery

                  Forms or document requests

                  Taxpayer certification

                  Certificate issuance

                  Update dividend reinvestment selection

                  Duplicate book entry statement

                  PIN change

2. Active and Inactive accounts will be defined as follows:

Active accounts are defined as accounts with a share balance greater than zero or outstanding cash balances or taxable income that has not yet been reported to the Internal Revenue Service.

Inactive accounts are defined as accounts with a share balance equal to zero and no outstanding cash balances and no taxable income to be reported to the Internal Revenue Service.

                            LISTS / LABELS / ANALYSES

                                  FEE SCHEDULE

LISTS

Per name listed                                                                 $0.05

LABELS

Per label printed                                                               $0.05

ANALYSES

Per name passed on data base                                                    $0.02

Per name listed in report                                                       $0.05

(Minimum charge for each of the above services will be $250.)

                                MAILING SERVICES

                                  FEE SCHEDULE





ADDRESSING

Addressing mailing medium (per name)                                            $0.05

AFFIXING

Affixing labels (per label)                                                     $0.04

INSERTING

Inserting Enclosures (Machine)

1st Enclosure (per piece)                                                       $0.05

2nd Enclosure (per piece)                                                       $0.04

Each Enclosure thereafter (per piece)                                           $0.03

Inserting Enclosures (Manual)

Charge will be determined based on analysis of work to be performed.

(Minimum charge for any mailing will be $500.)

EXPENSES AND OTHER CHARGES

Fees and Out of Pocket Expenses: The cost of stationery and supplies, including but not limited to transfer sheets, dividend checks, envelopes, and paper stock, together with any disbursement for telephone, postage, mail insurance, travel for annual meeting, link-up charges for ADP and tape charges from DTC are billed in addition to the above fees. All charges and fees, out of pocket costs, expenses and disbursements of Mellon are due and payable by Client upon receipt of an invoice from Mellon.

With respect to any shareholder mailing processed by Mellon, client shall, at least one business day prior to mail date, provide immediately available funds sufficient to cover all postage due on such mailing. For any dividend mailing, client shall, at least one business day prior to the mail date, also provide immediately available funds sufficient to pay the aggregate amount of dividends to be paid.

If Client participates in the Direct Registration System, Mellon will provide a "sell" feature for liquidation of book-entry shares held on behalf of a shareholder. Upon receipt of a sell request by the registered shareholder, Mellon Bank, N.A. will process the request and remit the proceeds to the shareholder in the form of a check (less the appropriate fees). The charge for each such sale is $15.00 plus $0.12 per share or, if applicable, the fees quoted in the Client's stock purchase and / or dividend reinvestment plan.

Offering Administration Fee: A minimum fee of $5,000 will be imposed for activities associated with initial public offerings (IPO's), secondary offerings and / or closings. The fee covers the coordination of efforts necessary between Mellon, the Client's underwriters, the banknote company and DTC in order to effect the closing. This fee will cover the issuance of up to 200 certificates and /or book-entry credits. Certificates and / or book-entry credits over this amount will be billed at $2.00 each. This fee is in addition to any fees Mellon may charge for coordination of selling shareholders, custody services and / or escrow services.

Conversion: There shall be no charge for converting the Client's files to Mellon's systemunless extraordinary efforts will be required to complete the conversion, such as account history conversion or file format conversion. Mellon will review the conversion requirements and any charge will be discussed with and approved by the Client prior to work commencing. In addition, if an out-of-proof condition exists at the time of conversion, and such condition is not resolved within 90 days of such conversion, Client agrees to provide Mellon with funds or shares sufficient to resolve the out-of-proof condition promptly after the 90th day.

Deconversion Fee: In the event Client requests that Mellon provide records to a successor agent, in connection with the expiration or termination of this Agreement, Client shall pay Mellon a fee for deconversion services (e.g., providing shareholder lists and files, producing and shipping records, answering successor agent inquiries). This fee will be based on Mellon's then-current deconversion fee schedule. Mellon may withhold the Client's records, reports and unused certificate stock from a successor agent pending the Client's payment in full of all fees and expenses owed to Mellon under this Agreement.

Legal, Technological Expenses: Certain expenses may be incurred in resolving legal matters that arise in the course of performing services hereunder. This may result in a separate charge to cover Mellon's expenses (including the cost of external or internal counsel) in resolving such matters; provided that any legal expenses charged to the Clients shall be reasonable. Mellon shall use best efforts to consult with Client prior to incurring any material expenses in accordance with this paragraph.

In the event any Federal regulation and/or state or local law are enacted which require Mellon to make any technological improvements and/or modifications to its current system, Client shall compensate Mellon, on a pro rata basis proportionate to the Client's registered shareholder base, for the costs associated with making such required technological improvements and/or modifications.

Record Storage:  Monthly fee of $2.50 per box, with a minimum charge of $50.00.

Lost Shareholder Services: A fee of $3.00 will be charged for each lost account searched per database searched. A fee of $2.50 will be charged per account for each state mandated due diligence mailing.

Other Services: Fees for any services provided to Client by or on behalf of Mellon hereunder that are not set forth in Exhibit B hereto or in this Exhibit D will be based on Mellon's standard fees at the time such services are provided or, if no standard fees have been established, an appraisal of the work to be performed.

                                                     INVESTOR PLAN SERVICES FEE SCHEDULE
                                                     -----------------------------------

---------------------------------------------------- ------------------------ -------------------------- -----------------
                       Item                                  Amount                     Note                Paid By 1
                       ----                                  ------                     ----                ---------
---------------------------------------------------- ------------------------ -------------------------- -----------------
Initial Purchase Fee via pre-authorized debit
(PAD) or check                                                        $10.00      Per new investor            C or P
---------------------------------------------------- ------------------------ -------------------------- -----------------
Fulfillment Processing                                                 $2.50        Per request 2               C
---------------------------------------------------- ------------------------ -------------------------- -----------------
Reinvestment Trading Fee                                                $.10          Per share               C or P
---------------------------------------------------- ------------------------ -------------------------- -----------------
Purchase of Additional Shares
  By check                                                             $5.00       Per investment             C or P
  By PAD                                                               $3.00       Per investment             C or P
  Trading Fee                                                           $.10          Per share               C or P
---------------------------------------------------- ------------------------ -------------------------- -----------------
Sale of Shares 3                                                       $5.00                                  C or P
  Trading Fee                                                           $.10          Per share               C or P
---------------------------------------------------- ------------------------ -------------------------- -----------------
Safekeeping                                                        No charge
---------------------------------------------------- ------------------------ -------------------------- -----------------
Duplicate Statement - Prior Year                                      $20.00        Per statement             C or P
---------------------------------------------------- ------------------------ -------------------------- -----------------
Insufficient Funds or Rejected Automatic Debit
                                                                      $35.00     Per check or debit           C or P
---------------------------------------------------- ------------------------ -------------------------- -----------------
Tape or file processing                                              $250.00      Per tape or file              C
---------------------------------------------------- ------------------------ -------------------------- -----------------
Other services including (but not limited to):            Per Stock Transfer                                  C or P
  Certificate Issuance                                       Agency Contract
  Transfer of Shares
---------------------------------------------------- ------------------------ -------------------------- -----------------
Out of Pocket Expenses including (but not                        As incurred                                    C
limited As incurred C to):
Forms/Brochures, Postage, 800 Number, etc.
---------------------------------------------------- ------------------------ -------------------------- -----------------

         Notes
---------------- ---------------------------------------------------------------------------------------------------------
Note 1           Fees could be:
                 "P", Participant Paid or "C", Company Paid
---------------- ---------------------------------------------------------------------------------------------------------
Note 2           Mellon recommends that initial plan roll out include a mailing to all registered shareholders (if
                 10,000 or less) of the enrollment packet.  General mailings to existing shareholders will result in much lower cost to the issuer versus fulfillment process.  Fulfillment will, therefore, be applicable to "unsolicited" requests for program material.
---------------- ---------------------------------------------------------------------------------------------------------
Note 3           Including sales of fractional shares upon termination from plan.
---------------- ---------------------------------------------------------------------------------------------------------
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                                      D-8